ARC GROUP SECURITIES

ARC Group Securities LLC
398 S Mill Ave, Suite 306
Tempe, AZ85281
arc-securities.com

CONFIDENTIAL

PLACEMENT AGENCY AGREEMENT

January 26, 2026

Mr. Huajian Xu
Chairman and Chief Executive Officer
Lobo Technologies Ltd.
Gemini Mansion B 901, I Park, No. 18-17 Zhenze Rd
Xinwu District, Wuxi, Jiangsu
People's Republic of China, 214111

Dear Huajian Xu:

This agreement (the "Agreement") constitutes the agreement between ARC Group Securities ("ARC Securities" or the "Placement Agent") and LOBO Technologies Ltd., (the "Company"), that ARC Securities shall serve as the exclusive placement agent for the Company, on a "commercially reasonable efforts" basis, in connection with thepublic offerings (the "Placement") of registered securities of the Company (the "Securities"), which may include the Company's Class A ordinaryshares (the "Shares") or securities convertible into Shares pursuant to a registration statement on Form F-1 (File No. 333-292027).For the avoidance of doubt, the Placement does not include the Company's issuance of Securities solely as acquisition consideration. However, any equity or equity-linked financing undertaken by the Company for the purpose of funding any part of the acquisition price, satisfying related obligations, or providing working capital or capital structure support in connection with such acquisition shall constitute a Placement hereunder.

The terms of the Placement shall be mutually agreed upon by the Company, ARC Securities and the purchasers of the Securities (each, a "Purchaser" and collectively, the "Purchasers") and nothing herein constitutes that ARC Securities would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement.

For the purposes of this Agreement, the term "Company Investors" (each, a "Company Investor" and collectively, "Company Investors"),shall mean investors who are directly sourced or introduced by the Company or its affiliates for the purpose of participating in the Placement, and who are mutually agreed upon in writing by both the Company and the Placement Agent.

This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, including the Purchase Agreement shall be collectively referred to herein as the "Transaction Documents." The date of the closing of the Placement shall be referred to herein as a "Closing Date." The Company expressly acknowledges and agrees that ARC

Securities' obligations hereunder are on a commercially reasonable efforts basis only and that the execution of this Agreement does not constitute a legal or binding commitment by ARC Securities to purchase the Securities or introduce the Company to investors and does not ensure the successful placement of the Securities or any portion thereof or the success of ARC Securities with respect to securing any other financing on behalf of the Company. The sale of the Securities to any Purchaser will be evidenced by a securities purchase agreement (the "Purchase Agreement") between the Company and such Purchaser in a form reasonably acceptable to the Company and ARC Securities.

SECTION 1. REPRESENTATIONS OF THE PLACEMENT AGENT: The Placement Agent represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Exchange Act, (iii) is licensed as a broker/dealer under the laws of the states applicable to the offers and sales of the Securities by such Placement Agent, (iv) is and will be a body corporate validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status as such. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 2. COMPENSATION:In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent the following compensation with respect to the Securities which they are placing:

A. At theclosing of the Placement (the "Closing"), and as compensation for the services rendered, the Company shall pay to the Placement Agent a cash fee (the "Cash Fee") equal to:

   (i) seven percent (7.0%) of the aggregate gross proceeds raised from investors other than the Company Investors; and

   (ii) three percent (3.0%) of the aggregate gross proceeds raised from the Company Investors,

   and, for the avoidance of doubt, no Cash Fee shall be payable on any amounts raised from the Company Investors other than as set forth in clause (ii).

B. Subject to compliance with FINRA Rule 5110(f)(2)(D), the Company also agrees, in case of Closing of the Placement, to reimburse the Placement Agent for all reasonable travel and other out-of-pocket expenses actually incurred, including the reasonable fees, costs and disbursements of its legal counsel, in an aggregate amount not to exceed $50,000 (inclusive of any advances received by the Placement Agent from the Company), subject to itemized evidence showing such expenses upon request. The Company will reimburse the Placement Agent directly upon the Closing of the Placement from the gross proceeds raised in the Placement. The Placement Agent may deduct any such reimbursable expenses from the net

proceeds of the Offering otherwise payable to the Company at the Closing. To the extent any such expenses are not so deducted, or if the Offering is withdrawn, cancelled, terminated or otherwise not consummated for any reason, the Company shall promptly reimburse the Placement Agent for all such expenses upon demand.

SECTION 3. INDEMNIFICATION:(the "Indemnification Provisions")To the extent permitted by law, the Company will indemnify ARC Securities and each of its affiliates, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to the Agreement, except, with regard ARC Securities, to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from ARC Securities' willful misconduct or gross negligence in performing the services described herein, as the case may be.

SECTION 4. ENGAGEMENT TERM:The Placement Agent's engagement hereunder (the "Term") shall continue until the earlier of (i) the closing of thePlacement (collectively, the "Placement") contemplated by the parties, or (ii) three(3) months from the date of execution of this Agreement by both parties, unless extended or otherwise terminated by mutual written agreement of the Company and the Placement Agent. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, contribution, and the Company's obligations contained in the Indemnification Provisions shall survive any expiration or termination of this Agreement.

SECTION 5. CONFIDENTIALITY AND USE OF INFORMATION:In the event of the consummation or public announcement of any Offering, the Placement Agent shall have the right to disclose its participation in such Offering, including, without limitation, the placement at its cost of "tombstone" advertisements in financial and other newspapers and journals. The Placement Agent agrees not to use, disclose or divulge any confidential information concerning the Company provided to it by the Company for any purposes other than those contemplated under this Agreement.

The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company solely in its evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to such advice or information in any manner without the Placement Agent's prior written consent.

SECTION 6. GOVERNING LAW:This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully

performed therein, without regard to its choice of law provisions. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City and County of New York, Borough of Manhattan. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City and County of New York, Borough of Manhattan. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and County of New York, Borough of Manhattan. The Company hereby appoints Puglisi & Associates, as its authorized agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

SECTION 7. NO FIDUCIARY RELATIONSHIP: This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of such Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 8. RIGHT OF FIRST REFUSAL: Upon the Closing of the Placement, for a period of six (6) months from each Closing the Company grants ARC Securities the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering. For the avoidance of doubt, this right of first refusal shall not apply to the Company's offering of any securities not involving any placement agent or underwriter. The Company shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain ARC Securities. Such offer shall be made in writing in order to be effective. ARC Securities shall notify the Company within five (5) days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If ARC Securities should decline such retention, the Company shall have no further obligations to ARC Securities with respect to the offering for which it has offered to retain ARC Securities, except as otherwise provided for herein.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to ARC Securities the enclosed copy of this Agreement.

ARC GROUP SECURITIES LLC

By: ______________________________

Name: Ian Hanna

Title: Chief Executive Officer

LOBO Technologies Ltd.

By: ______________________________

Name: Mr. Huajian Xu

Title: Chief Executive Officer